                                                                    Exhibit 10.8
                                                      COMMERCIAL PROMISSORY NOTE

                                                                       RENEW SEC
                                                                             PRP

Borrower Name
     VLSI LIBRARIES, INC.
Borrower Address             Office Number      Loan Number
     3135 Kifer Road         205                0001-00-0-000
     Santa Clara, CA 95051   Maturity Date           Amount
                             February 28, 1998       $300,000.00

San Jose                     California     Date February 14, 1997  $300,000.00

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of Union Bank of California, N.A. ("Bank"), as indicated below, the principal sum of * * * * * * THREE HUNDRED THOUSAND AND NO/100 Dollars * * * * * * * * * Dollars ($300,000.00), or so much thereof as is disbursed, together with interest on the balance of such principal sum from time to time outstanding, at a per annum rate equal to percent (____%)

x the Reference Rate plus ONE AND FIFTY ONE HUNDREDTHS * * * * * percent (l.50%) such per annum rate to change as and when the Reference Rate shall change; or



provided, however, Debtor shall pay total interest over the term of this note of not less than $500.

As used herein, the term "Reference Rate" shall mean the rate announced by Bank from time to time at its corporate headquarters as its "Reference Rate." The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time. All computations of interest under this note shall be made on the basis of a year of 360 days, for actual days elapsed.

1.   PAYMENTS.

Principal Payments.  Debtor shall pay principal

x in full on February 28,1998; however, at any time prior to the maturity of this note, the Debtor may borrow, repay and reborrow hereon so long as the total outstanding at any one time does not exceed the principal amount of this note.

     in full on _________ , 19 _____
     in ____________ installments of $______________ each on the __________ day of each ________
     (commencing _________________ 19 _____ ) and a final installment on ___________, 19______ on which date all principal and interest then unpaid shall be due and payable.

     as to each advance under this note, the full amount of the advance on the earlier of: _____________ days after the advance is made; _________________ days after release of documents relating to the advance or
     _________________.

Interest Payments.  Debtor shall pay interest
x    on the 28th day of each month (commencing Mar 28, 1997).

Interest-Included Option. If a fixed rate of interest is applicable to this note and other principal and interest payment terms are not stated in the preceding paragraphs, Debtor shall pay principal and interest together in _____________ installments of $ ____________________ each on the ____________ day of each ___________________ (commencing
_____________________,19 and in a final installment of $ __________________ on
______________________, 19 _______, on which date

all principal an interest then unpaid shall be due and payable.

Debtor shall pay all amounts due under this note in lawful money of the United States at Bank's San Jose Office, or such other office as may be designated by Bank, from time to time.

2. LATE PAYMENTS. If any installment payment required by the terms of this note is unpaid ten days after due, Debtor shall, at the option of Bank, pay a fee of $100 to Bank.

3. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extent permitted by law. interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in the initial paragraph of this note, calculated from the date of default until all amounts payable under this note are paid in full.

4. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following:
     (a) the failure of Debtor to make any payment required under this note when due;

     (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor;

     (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due;

     (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy. insolvency, reorganization, arrangement, debt adjustment or debtor relief;

     (e) the assignment by any Obligor for the benefit of such Obligor's creditors;

     (f) the appointment, or commencement of any proceedings for the appointments, of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property;

     (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor;

     (h)  the termination of existence or death of any Obligor;

     (i) the revocation of any guaranty or subordination agreement given in connection with this note:

     (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority;

     (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes;

     (l) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money;

     (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or

     (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure.

Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under (d), (e), (f), or (g), all principal and interest shall automatically become immediately due and payable.

5. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorsers of this note, for the maximum period of time and the full extent permitted by law,
(a) waive diligence, presentment, demand. notice of nonpayment, protest, notice of protest. and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof, all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any endorser of this note. including their successors and assigns, hereby consent to the jurisdiction of any competent court within the State of California. except as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service of process by any means authorized by California law. The term "Bank" includes, without limitations, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California.

This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

                                     Debtor


VLSI LIBRARIES, INC.

/s/ Mark Templeton
Mark Templeton, President

          Business Loan Agreement supersedes the Business Loan Agreement   dated
March 8, 1996.

                                                         BUSINESS LOAN AGREEMENT
Union Bank, a Division of Union Bank of California, N.A.
This Business Loan Agreement (this "Agreement") is entered into as of the date set forth below between Union Bank ("Bank") and the undersigned ("Borrower") with respect to each and every extension of credit (whether one or more, collectively referred to as the "Loan") from Bank to Borrower. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

1.   THE LOAN.

     1.1 THE NOTE. The Loan is evidenced by one or more promissory notes or other evidences of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the "Note").

     1.2 BORROWING BASE. An amount of the Loan equal to $300,000.00 evidenced by a Note dated March 8, 1996 is a revolving loan subject to a borrowing base ("Borrowing Base Loan"). Notwithstanding any other provision of this Agreement or any other Loan Document, Bank shall not be obligated to advance funds under the Borrowing Base Loan, if the principal amount of such Borrowing Base Loan including such advance exceeds n/a % of Borrower's Eligible Accounts.

     The term "Accounts" means all presently existing and hereafter arising accounts receivable, contract rights, chattel paper, and all other forms of obligations owing to Borrower, payable in U.S. Dollars, arising out of the sale or lease of goods, or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books and records relating to any of the foregoing.

     The term "Eligible Accounts" means those Accounts, net of finance charges, which are due and payable within n/a (___) days, or less, from the date of the invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank, but Eligible Accounts shall not include the following:

     (a) Any Account with respect to which the account debtor is an officer, shareholder, director, employee or agent of Borrower;

     (b) Any Account with respect to which the account debtor is a subsidiary of, related to, or affiliated or has common officers or directors with Borrower;

     (c) Any Account with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional;

     (d) Any Account with respect to which the account debtor is not a resident of the United States or Canada;

     (e) Any Account with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States;

     (f) Any Account with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower;

     (g) Any Account with respect to which there is asserted a defense, counterclaim, discount or setoff, whether well-founded or otherwise, except for those discounts, allowances and returns arising in the ordinary course of Borrower's business;

     (h) Any Account with respect to which the account debtor becomes insolvent, fails to pay its debts as they mature or goes out of business or is owed by an account debtor which has become the subject of a proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with all or substantially all of its creditors;

     (i) Any Account owed by any account debtor with respect to which 25% or more of the aggregate dollar amount of its Accounts is not paid within 90 days from the date of the invoice;

     (j) Any Account that is not paid by the account debtor within 90 days of its due date;

     (k) That portion of any Account owed by any single account debtor which exceeds 15 % of all of the Accounts;

     (l) Any Account which Bank deems not to be an Eligible Account; and
     (m) n/a

     * Wherever "N/A" appears in a blank in this Agreement, it means the Subsection in which it appears is deemed deleted from this Agreement.

     1.3 REVOLVING LOAN CLEAN-UP PERIOD. For any portion of the Loan which is a revolving loan, at least 30 consecutive days during each 12 month period the principal amount outstanding under such revolving loan must be zero.

     1.4 TERM LOAN AVAILABILITY PERIOD. For any portion of the Loan which is a term loan, loan proceeds shall be available for disbursement from March 8 1996, through February 28, 1997, only.

     1.5  FEE.  Borrower shall pay. to Bank a fee of $ 1,200

     1.6 COLLATERAL. The payment and performance of all obligations of Borrower under the Loan Documents is and shall be during the term of the Loan secured by a perfected security interest in such real or personal property collateral as is required by Bank and each security interest shall rank in first priority unless otherwise specified in writing by Bank.

     1.7 GUARANTY. The payment and performance of all obligations of Borrower under the Loan Documents are and shall be during the term of the Loan
     guaranteed by:       n/a

     1.8 SUBORDINATION. Certain other obligations of Borrower are and shall be during the term of the Loan subordinated, to the repayment of the Loan and all other obligations of Borrower to Bank, pursuant to one or more subordination agreement(s) in favor of Bank executed and delivered by: n/a


2. CONDITIONS TO AVAILABILITY OF THE LOAN. Before Bank is obligated to disburse all or any portion of the Loan, Bank must have received (a) the Note and every other document required by Bank in connection with the Loan, each of which must be in form and substance satisfactory to Bank (together with this Agreement, referred to as the "Loan Documents"), (b) confirmation of the perfection of its security interest in any collateral for the Loan, and (c) payment of any fee required in connection with the Loan.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and each request for a disbursement of the proceeds of the Loan shall be deemed a representation and warranty made on the date of such request) that:

     3.1 Borrower is an individual or Borrower is duly organized and existing under the laws of the state of its organization and is duly qualified to conduct business in each jurisdiction in which its business is conducted;

     3.2 The execution, delivery and performance of the Loan Documents executed by Borrower are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     3.3 All financial statements and other financial information submitted by Borrower to Bank are true and correct in all material respects; and there has been no material adverse change in Borrower's financial condition since the date of the latest of such financial statements;

     3.4 Borrower is properly licensed and in good standing in each state in which Borrower is doing business, and Borrower has complied with all laws and regulations affecting Borrower, including without limitation, each applicable fictitious business name statute;

     3.5 There is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined in Article 5);

     3.6 Borrower is not engaged in the business of extending credit for the purpose of, and no part of the Loan will be used, directly or indirectly, for purchasing or carrying margin stock within the meaning of Federal Reserve Board Regulation U; and

     3.7 Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Bank in writing which has, or could reasonably be expected to have, a material adverse effect on Borrower's ability to repay the Loan or perform its obligations under the Loan Documents.

4. COVENANTS. Borrower agrees, so long as the Loan or any commitment to make any advance under the Loan is outstanding and until full and final payment of all sums outstanding under any Loan Document, that Borrower will:

     4.1  Maintain:

          (a) Working Capital equal to at least $300,000.00 (As used herein, "Working Capital" means the excess of current assets over current liabilities);

          (b) A ratio of current assets to current liabilities of at least n/a:1.00;

          (c) A quick ratio of cash, accounts receivable and marketable securities to current liabilities of at least n/a: 1.00;

          (d) Tangible Net Worth of at least $ 500,000.00 (As used herein "Tangible Net Worth" means net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders and directors);

          (e) A ratio of total liabilities to Tangible Net Worth of not greater than 3.0: 1.00 (As used herein "Tangible Net Worth" means net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders directors);

          (f) A profit after taxes of not less than $ 10,000.00 and to be measured as of the end of each fiscal year of Borrower for the 12 month period immediately preceding the date of measurement;

          (g) A ratio of Cash Flow to Debt Service of n/a:1.00. Compliance with this subsection to be measured as of the end of each fiscal n/a of Borrower. (As used herein, "Debt Service" means that portion of long-term liabilities and capital leases coming due within n/a months of the date of calculation, and "Cash Flow" means net profit after taxes, to which depreciation, amortization and other non-cash expenses are added for the n/a month period immediately preceding the date of calculation); and

          (h) n/a


All accounting terms used in this Agreement shall have the definitions given them by generally accepted accounting principles, unless otherwise defined herein.

     4.2  Give written notice to Bank within 15 days of the following:

          (a) Any litigation or arbitration proceeding affecting Borrower where the amount in controversy is $ n/a or more;

          (b) Any material dispute which may exist between Borrower and any government regulatory body or law enforcement body;

          (c) Any Event of Default or any event which, upon notice, or lapse of time, or both, would become an Event of Default;

          (d) Any other matter which has resulted or is likely to result in a material adverse change in Borrower's financial condition or operation; and

          (e) Any change in Borrower's name or the location of Borrower's principal place of business, or the location of any collateral for the Loan, or the establishment of any new place of business or the discontinuance of any existing place of business.

     4.3 Furnish to Bank an income statement, balance sheet, and statement of retained earnings, with supportive schedules ("Financial Statement"), and any other financial information requested by Bank, prepared in accordance with generally accepted accounting principles and in a form satisfactory to Bank as follows:

          (a) Within 30 days after the close of each quarter, Borrower's Financial Statement as of the close of such period;

          (b) Within 90 days after the close of each fiscal year, a copy of Borrower's annual Financial Statement prepared by an independent certified public accountant on a(n) compiled basis. Any independent certified public accountant who prepares Borrower's Financial Statement shall be selected by Borrower and reasonably satisfactory to Bank;

          (c) Within n/a days after the close of each fiscal year, a copy of each guarantor's annual Financial Statement;

          (d) If any portion of the Loan is a Borrowing Base Loan, within n/a days after each calendar month end, a copy of Borrower's monthly accounts receivable and accounts payable agings, and a certification of compliance with the borrowing base described in Section 1.2 above, executed by Borrower, which certificate shall accurately report Borrower's accounts receivable and Eligible Accounts; and

          (e) Promptly upon request, any other financial information requested by Bank.

     4.4 Furnish to Bank, on Bank's request, a copy of Borrower's and each guarantor's most recently filed federal income tax return with all accompanying schedules.

     4.5 Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.

     4.6 Maintain and preserve Borrower's existence, present form of business and all rights, privileges and franchises necessary or desirable in the normal course of its business, and keep all of Borrower's properties in good working order and condition.

     4.7 Maintain and keep in force insurance with companies acceptable to Bank and in such amounts and types, including without limitation fire and public liability insurance, as is usual in the business carried on by Borrower, or as Bank may reasonably request. Such insurance policies must be in form and substance satisfactory to Bank.

     4.8 Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business and permit employees or agents of Bank at any reasonable time to inspect Borrower's assets and properties, and to examine or audit Borrower's books, accounts and records and make copies and memoranda thereof.

     4.9 At all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business, and all material agreements to which Borrower is a party.

     4.10 Except as provided in this Agreement, or in the ordinary course of its business as currently conducted, not make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner, or extend credit:

     4.11 Not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with top ratings of Moody's or Standard & Poor's, provided that all such permitted investments shall mature within one year of purchase.

     4.12 Not create, assume or suffer to exist any mortgage, encumbrance, security interest, pledge or lien ("Lien") on Borrower's real or personal property, whether now owned or hereafter acquired, or upon the income or profits thereof except the following: (a) Liens in favor of Bank, (b) Liens for taxes or other items not delinquent or contested in good faith, (c) other Liens which do not exceed in the aggregate $ n/a at any one time.

     4.13 Not sell or discount any account receivable or evidence of indebtedness, except to Bank; not borrow any money, become contingently liable for money borrowed, except pursuant to agreements made with Bank.

     4.14 Neither liquidate, dissolve, enter into any consolidation, merger, partnership, or other combination; nor convey, sell or lease all or the greater part of its assets or business; nor purchase or lease all or the greater part of the assets or business of another.

     4.15 Not engage in any business activities or operations substantially different from or unrelated to present business activities and operations.

     4.16 Not, in any single fiscal year of Borrower, expend or incur obligations of more than $ n/a for the acquisition of fixed or capital assets.

     4.17 Not, in any single fiscal year of Borrower, enter into any lease of real or personal property which would cause Borrower's aggregate annual obligations under all such real and personal property leases to exceed $ n/a.

     4.18 Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

5. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

     5.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the Loan Documents;

     5.2  Any default shall occur under the Note;

     5.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents;

     5.4 Any guaranty or subordination agreement required hereunder is breached or becomes ineffective, or any guarantor or subordinating creditor dies or disavows or attempts to revoke or terminate such guaranty or subordination agreement; or

     5.5 There is a change in ownership or control of 10% or more of the issued and outstanding stock of Borrower or any guarantor, or (in the case of a partnership borrower) there is a change in ownership or control of any general partner's interest.

6.   MISCELLANEOUS.

     6.1 The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of set off or banker's lien.

     6.2 Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

     6.3 The benefits of this Agreement shall inure to the successors avid assigns of Bank and the permitted successors and assignees of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

     6.4 This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

     6.5 Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

     6.6 Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications, verbal or written, between Borrower and Bank shall be of no further effect or evidentiary value.

     6.7 The section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.8 This Agreement may be amended only in writing signed by all parties hereto.

     6.9 Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original.

     6.10 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, fist class postage prepaid, with the United States Postal Service;
     (c) on the next business day if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

7. ADDITIONAL PROVISIONS. The following additional provisions, if any, are hereby made part of this Agreement:

     1. Submit quarterly Accounts Receivable and Accounts Payable agings within 30 days of quarter end.

     2. Submit complete copy of corporate Federal tax return within 90 days of year end.

     3.   Maintain profit on an annual basis.



IN WITNESS WHEREOF, the parties hereto have duty executed this Agreement as 5-8-
96

                                                        ("Borrower")

                                                        VLSI LIBRARIES, INC.

                                         Union Bank ("Bank")
By: /s/ Patricia R. Pierce               By: /s/ Beth Bartel
Title: Assistant Vice President          Title: Director of Finance & Admin.
Printed Name: Patricia R. Pierce         Printed Name: Beth Bartel

                                         By: /s/ Mark Templeton
                                         Title:   President

                                         Printed Name Mark Templeton

Address where notices to Bank            Address where notices to Borrower
are to be sent:                          are to be sent:

990 North First Street                   3135 Kifer Road
San Jose. CA 95112                       Santa Clara, CA 95051

Fax Number: (408) 279-7964               Fax Number: (   ) ____________________

  This STATEMENT is presented for filing pursuant to the California Uniform Commercial Code

1.      FILE NO. OF ORIG. FINANCING STATEMENT
        9514260728
1A.     DATE OF FILING OF ORIG. FINANCING STATEMENT
        May 19, 1995
1B.     DATE OF ORIG. FINANCING STATEMENT
        May 18, 1995
1C.     PLACE OF FILING ORIG. FINANCING STATEMENT
        Sacramento, California
2.      DEBTOR (LAST NAME FIRST)
        VLSI LIBRARIES, INC.
2A.     SOCIAL SECURITY OF FEDERAL TAX
        77-0278185
2B.     MAILING ADDRESS
        2077 GATEWAY PL. STE 300
2C.     CITY, STATE
        SAN JOSE, CALIFORNIA
2D.     ZIP CODE
        95110
3.      ADDITIONAL DEBTOR (IF ANY) (LAST NAME FIRST)
3A.     SOCIAL SECURITY OR FEDERAL TAX
3B.     MAILING ADDRESS
3C.     CITY, STATE
3D.     ZIP CODE
4.      SECURED PARTY
        NAME             UNION BANK OF CALIFORNIA, N.A.
        MAILING ADDRESS  990 NORTH FIRST STREET
        CITY             SAN JOSE     STATE     CALIFORNIA      ZIP CODE  95112
4A.     SOCIAL SECURITY NO., FEDERAL TAX NO. OR BANK TRANSIT AND A.B.A. NO.
        CFBD 01205
5.      ASSIGNEE OF SECURED PARTY (IF ANY)
        NAME
        MAILING ADDRESS
        CITY                  STATE             ZIP CODE
6.A CONTINUATION--The original Financing Statement between the foregoing Debtor and Secured Party bearing the file number date shown above is continued. If collateral is crops or timber, check here and insert of real property on (word unreadable) growing or to be grown in Item 7 below.
  B RELEASE--From the collateral describe in the Financing Statement bearing the file number shown above, the Secured Party (word unreadable) the collateral described in Item 7 below.
  C ASSIGNMENT--The Secured Party certifies that the Secured Party has assigned to the Assignee above named, all the Secured Party rights under the Financing Statement bearing the file number shown above in the collateral described in Item 7 below.
  D TERMINATION--The Secured Party certifies that the Secured Party no longer claims a security interest under the Financing Statement bearing the file number shown above.
  E X AMENDMENT--The Financing Statement bearing the file number shown above is amended as set forth in Item 7 below. (Signature of Debtor required on all amendments.)
  F       OTHER


7.      CHANGE DEBTOR NAME TO:   ARTISAN COMPONENTS, INC.

        CHANGE DEBTOR ADDRESS TO:           2077 GATEWAY PL. STE 300
                                            SAN JOSE, CA 95110

8.              (Date)   4-25 1997
  VLSI LIBRARIES, INC.

By: /s/ Patricia R. Pierce
    SIGNATURE(S) OF DEBTOR(S)                  (TITLE)
    UNION BANK OF CALIFORNIA, N.A.

By:      Patricia R. Pierce, AVP
    SIGNATURE(S) OF SECURED PARTY(IES)         (TITLE)


9.      This Space for Use of Filing Officer (Date, Time, Filing Office)

10.             Return Copy to

NAME            UNION BANK OF CALIFORNIA, N.A.
ADDRESS         990 NORTH FIRST STREET
CITY AND        SAN JOSE CA 95112
STATE

     (1) FILLING OFFICER COPY
UNIFORM COMMERCIAL CODE--FORM UCC-2  FORM 53464(7/90)     Approved by the
       Secretary of State
STANDARD FORM--FILING FEE S3

UNION BANK OF CALIFORNIA
SAN JOSE OFFICE


February 14, 1997



Mark Templeton, President
VLSI LIBRARIES, INC.
2077 Gateway Place
San Jose, CA 95110-1016

Dear Mark:

This Covenant Agreement (this "Agreement") is entered into as of the date set forth below between Union Bank of California, N.A. ("Bank") and the undersigned ("Borrower") with respect to each and every extension of credit (whether one or more, collectively referred to as the "Loan") from Bank to Borrower.

The Loan is evidenced by one or more promissory notes or other evidences of indebtedness, including each amendment, renewal Or replacement thereof, which are incorporated herein by this reference (whether extension, one or more, collectively referred to as the "Note"). Any financial statement required by this Agreement must be prepared in accordance with generally accepted accounting principles and in a form satisfactory to the Bank. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

                                   COVENANTS


REVOLVING LOAN CLEAN-UP PERIOD
------------------------------

The principal amount outstanding under any loan must be at zero for at least 30
                                                                             --
consecutive during each 12 month period.

FINANCIAL STATEMENTS AND TAX RETURNS
------------------------------------
Borrower to provide Bank with a copy of Borrowers company prepared financial
                                                  ----------------
statement within 30 days after each quarter end and copy of Borrower's CPA
                 --                                                    ---
audited financial statement within 120 days after fiscal year end.
-------                            ---            ---------------
Borrower to provide Bank with a copy of Borrower's most recently filed federal income tax return with all accompanying schedules within 30 days of filing.
                                                         --

WORKING CAPITAL
---------------

Borrower agrees to maintain working capital of at least $2,000,000 (Two Million
                                                        ----------  -----------
Dollars) at all times. Working capital is defined as the excess of Current
-------
Assets over Current Liabilities.

LIQUIDITY REQUIREMENT
---------------------

Borrower will maintain at all times unencumbered and unrestricted liquid assets in an aggregate amount equal to at least $2,000,000. Liquid assets shall mean
                                         ----------
immediately available: cash, bank deposits or accounts, obligations or guaranteed by the U.S. Government or an agency thereof stocks, bonds and other debt instruments regularly traded on the New York or American stock exchange and which can be readily converted to cash.